Exhibit 99.1
Wyndham Worldwide Reaches Agreement with IRS Settling Legacy Tax Issues
PARSIPPANY, N.J. (July 21, 2010) — Wyndham Worldwide Corporation (NYSE:WYN) today announced that it has reached an agreement, along with its former parent, Cendant Corporation (“Cendant”), with the Internal Revenue Service (“IRS”) that resolves and pays certain contingent and deferred tax liabilities relating to the audit of the federal income tax returns for Cendant’s taxable years 2003 through 2006, during which time Wyndham Worldwide was included in Cendant’s tax returns.
As of June 30, 2010, the Company’s accrual for outstanding Cendant contingent tax liabilities was $274 million, of which $185 million (net of state, foreign and other deferred tax adjustments) was related to the IRS audit. The Company expects to pay approximately $145 million during the third quarter 2010, including estimated interest on taxes due, in connection with the settlement. As a result of this agreement, in the third quarter 2010, Wyndham Worldwide will realize an approximate $40 million benefit to its net income, reflecting reversals of previously recorded legacy contingent tax liability accruals.
“We are pleased to have resolved this matter, which successfully concludes the IRS audit issues we inherited upon our spin-off from Cendant four years ago. With this investor uncertainty behind us, we will continue our focus on growing free cash flow and earnings,” said Tom Conforti, executive vice president and chief financial officer of Wyndham Worldwide.
Wyndham Worldwide will exclude the net income benefit from adjusted results, to which the Company refers when providing guidance and outlook to investors.
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses approximately 7,090 franchised hotels and approximately 593,300 hotel rooms worldwide. Wyndham Exchange and Rentals offers leisure travelers, including its 3.8 million members, access to over 65,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of over 155 vacation ownership resorts serving over 820,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 25,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s website at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to payments, interest and the accounting impact of the agreements described in this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
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Investor and Media contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
margo.happer@wyndhamworldwide.com